Exhibit 99.2

Senior Subscription Agreement and
Receivables Purchase Agreement — Consent
and Waiver Request

To:	Techpac Holdings Limited
TP Holdings Limited
Techpac Holdings (Australia) Pty Limited (ACN 104 960 465)
Tech Pacific Holdings Pty Limited (ACN 002 956 096)
Tech Pacific Australia Pty Limited (ACN 000 628 400)
Tech Pacific Holdings (NZ) Limited
Tech Pacific (NZ) Limited
Imagineering New Zealand Limited
TP Holdings NV
Tech Pacific Holdings Sarl
Tech Pacific (Thailand) Co. Limited
Tech Pacific (Asia) Limited
Tech Pacific Holdings Pte Ltd.
Tech Pacific (Singapore) Ltd.
Tech Pacific (HK) Limited
Tech Pacific Limited

From:	Westpac Banking Corporation ABN 33 007 457 141 (Westpac) (as Agent under the Subscription Agreement referred to below, and as Backup Servicer under the Receivables Purchase Agreement referred to below)

Waratah Receivables Corporation Pty Ltd ABN 82 061 389 277 (Waratah)

We refer to:

(a)	the Subscription Agreement dated 11 June 2003, as amended on 25 July 2003, 13 April 2004, 21 June 2004, 30 September 2004 and 3 November 2004 between Westpac Banking Corporation as Agent and Participant, Westpac Administration Pty Limited as Debenture Trustee, and the addressees of this letter as Borrowers or Guarantors (the Subscription Agreement); and

(b)	the Receivables Purchase Agreement dated 21 June 2004, as amended on 4 August 2004 and 3 November 2004 between Tech Pacific Holdings Pty Limited, Waratah Receivables Corporation Pty Limited and Westpac Banking Corporation (the Receivables Purchase Agreement).

Terms used in the Subscription Agreement and Receivable Purchase Agreement have the same meaning in this letter unless stated otherwise.

As a result of Ingram Micro Asia Holding Inc acquiring shares in Techpac Holdings Limited (the Techpac Acquisition) you have requested that:

(i)	Clause 23.1(a)(i) (annual Accounts) and 23.1(a)(v) (annual budget) of the Subscription Agreement be waived; and

(ii)	Clauses 8.1(a)(i) (annual accounts), 8.1(c) (Accounting principles), and 8.1(i) (Corporate existence) of the Receivables Purchase Agreement be waived.

The Agent (for itself and on behalf of each Participant) confirms that compliance with clause 23.1(a)(i) (annual Accounts) and 23.1(a)(v) (annual budget) of the Subscription Agreement only is waived.

Westpac and Waratah, as parties to the Receivables Purchase Agreement confirm their consent:

(i)	to waive compliance only with clauses 8.1(a)(i) (annual accounts), 8.1(c) (Accounting principles), and 8.1(i) (Corporate existence); and

(ii)	for the audit certificate contemplated under clause 8.1(aa)(ii) (Audits) to be provided by an independent third party mutually agreed between Westpac, the Seller and Servicer.

The waivers outlined above are effective only until 2 April 2005 and only for the purposes specified above.

The Participants reserve all rights under the Subscription Agreement and each other Senior Finance Document.

Waratah and Westpac reserve all rights under the Receivables Purchase Agreement.

The above waiver will take effect upon this letter being executed by all parties to it.

Please confirm your acceptance of the terms of this letter by countersigning below.

/s/ Timothy Smith, Tier 3 Attorney
Westpac Banking Corporation Date: 12/22/04

/s/ Ian Wallace, Director
Waratah Receivables Corporation Pty Limited Date: 12/22/04

Accepted:

/s/ Guy Freeland
Guy Freeland

Director, on behalf of:

Techpac Holdings (Australia) Pty Limited
Tech Pacific Holdings Pty Limited
Tech Pacific Australia Pty Limited
Tech Pacific Holdings (NZ) Limited
Tech Pacific (NZ) Limited
Imagineering New Zealand Limited

Tech Pacific (Thailand) Co. Limited
Tech Pacific (Asia) Limited
Tech Pacific Holdings Pte Ltd.
Tech Pacific (Singapore) Ltd.
Tech Pacific (HK) Limited
Tech Pacific Limited

Date: 12/22/04

/s/ Shailendra Gupta
Name: Shailendra Gupta

Director, on behalf of:

Techpac Holdings Limited
TP Holdings Limited
TP Holdings NV
Tech Pacific Holdings Sarl

Date: 12/22/04